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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              GLOBAL CROSSING LTD
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                        [LOGO OF GLOBAL CROSSING LTD.]

May 8, 2000

Dear Shareholder:

  The Board of Directors cordially invites you to attend the 2000 Annual General Meeting of Shareholders, which we will hold at 10:00 a.m., local time, on June 15, 2000, at Equitable Center, 787 Seventh Avenue, New York, New York.

  The Notice of 2000 Annual General Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report on Form 10-K for the year ended December 31, 1999 is also enclosed.

  It is important that your shares be represented at the Annual General Meeting, whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope to ensure that your shares will be represented at the meeting.

  Thank you for your continued support.

                                          /s/ Gary Winnick
                                          GARY WINNICK
                                          Chairman of the Board of Directors

[LOGO OF GLOBAL CROSSING LTD.]

                               ----------------

             Notice of 2000 Annual General Meeting of Shareholders

                               ----------------

  We will hold the 2000 Annual General Meeting of Shareholders (the "annual meeting") of Global Crossing Ltd. at Equitable Center, 787 Seventh Avenue, New York, New York, on June 15, 2000, at 10:00 a.m., local time, for the following purposes:

  To receive the report of the independent auditors of Global Crossing and the financial statements for the year ended December 31, 1999 and to take the following actions:

  1. To elect five Class A directors for a term expiring at the 2003 Annual General Meeting of Shareholders;

  2. To appoint Arthur Andersen as independent auditors of Global Crossing for the year ending December 31, 2000 and authorize the Board of Directors to determine their remuneration;

  3. To consider and act upon a proposal to amend the 1998 Global Crossing Ltd. Stock Incentive Plan, including an increase in the number of authorized shares of Global Crossing common stock reserved for issuance under that plan;

  4. To consider and act upon a proposal to approve the Global Crossing Senior Executive Incentive Compensation Plan; and

  5. To transact any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.

  Only shareholders of record at the close of business on April 24, 2000, which has been fixed as the record date for notice of the annual meeting, are entitled to receive this notice and to vote at the annual meeting.

  It is important that your shares be represented at the annual meeting. Whether or not you expect to attend the annual meeting, please vote by completing, signing and dating the enclosed proxy card and returning it promptly in the reply envelope provided.

                                          By order of the Board of Directors,

                                          /s/ Mitchell Sussis
                                          MITCHELL C. SUSSIS
                                          Secretary

May 8, 2000

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  The Board of Directors of Global Crossing Ltd. ("Global Crossing" or the "Company") is soliciting your proxy for use at the Annual General Meeting of Shareholders to be held on June 15, 2000 (the "annual meeting"). These proxy materials are being mailed to shareholders beginning on or about May 8, 2000. The principal executive offices of Global Crossing are located at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda. Our telephone number is 441-296-8600. You may visit us at our website located at www.globalcrossing.net.

Date, Time and Place

  We will hold the Annual General Meeting at Equitable Center, 787 Seventh Avenue, New York, New York, on June 15, 2000 at 10:00 a.m., local time, subject to any adjournments or postponements.

Who Can Vote; Votes Per Share

  Shareholders of record at the close of business on April 24, 2000 are eligible to vote at the meeting. As of the close of business on that date, we had outstanding 817,653,894 shares of common stock.

  Each share entitled to vote on any given matter, other than shares held by holders of shares representing greater than 9.5% of the total votes cast on that matter (whose voting power will be limited as described in the next two paragraphs), will be entitled to one vote on such matter plus any additional votes on such matter that may be allocated to such share based on a formula contained in our bye-laws and described in the next two paragraphs.

  For purposes of the following discussion, when we refer to "Controlled Shares" we mean, among other things, all shares of Global Crossing common stock that a shareholder is deemed (1) to own directly, indirectly or constructively pursuant to Section 958 of the Internal Revenue Code or (2) to own beneficially directly or indirectly as a result of the possession of sole or shared voting power within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations under that act.

  Under our bye-laws, each share of common stock will have one vote on each matter, except that if and so long as the Controlled Shares of any shareholder (or group of shareholders) constitute more than 9.5% of the voting power of all shares voting on such matter, then the voting rights with respect to the Controlled Shares voted by that shareholder (or group) on such matter will be limited, in the aggregate, to a voting power of 9.5% or, in the case of Canadian Imperial Bank of Commerce and its affiliates, collectively, to 20%, based on a formula contained in the bye-laws. The additional votes that could be cast on such matter by that shareholder (or group) if there were no restrictions on voting rights will be allocated to the other holders of common stock, pro rata based on their number of shares of common stock. However, no shareholder (or group of shareholders) that has been allocated any additional votes may exceed the limitation on voting rights as a result of that allocation.

  Assuming every share of Global Crossing common stock outstanding on the record date were voted on each matter at the annual meeting, each share of Global Crossing common stock, other than shares held by any 9.5% or larger shareholder, would be entitled to approximately 1.002 votes on each such matter.

Quorum and Voting Requirements

  The presence in person or by proxy of at least two shareholders entitled to vote and holding shares representing more than 50% of the votes of all outstanding shares of Global Crossing common stock will constitute a quorum at the annual meeting. Abstentions and broker "non-votes" are counted for purposes of establishing a quorum. A broker "non-vote" occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

  Approval of each of the proposals requires the affirmative vote of at least a majority of the votes cast. Abstentions and broker "non-votes" will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

  Approval of Proposal No. 3 (regarding the 1998 Global Crossing Ltd. Stock Incentive Plan) and Proposal No. 4 (regarding the Global Crossing Senior Executive Incentive Compensation Plan) additionally require that a majority of the outstanding shares on April 24, 2000 actually cast votes on the applicable matter. Abstentions and broker "non-votes" will have the practical effect of reducing the likelihood that this requirement will be satisfied.

How to Vote

  If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you are the shareholder of record, you may either vote in person at the meeting or by proxy. All shares of Global Crossing common stock represented by a proxy that is properly executed by the shareholder of record and received by our transfer agent, EquiServe, L.P., by June 14, 2000, will be voted as specified in the proxy, unless validly revoked as described below. If you return a proxy by mail and do not specify your vote, your shares will be voted as recommended by the Board of Directors.

  As an alternative to appointing a proxy, a Global Crossing shareholder that is a corporation may appoint any person to act as its representative by delivering written evidence of that appointment, which must be received at our principal executive offices not later than one hour before the time fixed for the beginning of the meeting. A representative so appointed may exercise the same powers, including voting rights, as the appointing corporation could exercise if it were an individual shareholder.

  The Board of Directors is not currently aware of any business that will be brought before the annual meeting other than the proposals described in this Proxy Statement. If, however, other matters are properly brought before the annual meeting or any adjournment or postponement of the meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Revocation of Proxies

  You may revoke your proxy at any time before it is voted (1) by so notifying the Secretary of Global Crossing in writing at the address of Global Crossing's principal executive offices not less than one hour before the time fixed for the beginning of the meeting, (2) by signing and dating a new and different proxy card or (3) by voting your shares in person or by an appointed agent or representative at the meeting. You cannot revoke your proxy by merely attending the annual meeting.

Proxy Solicitation

  Global Crossing will bear the costs of soliciting proxies from the holders of our common stock. Proxies will initially be solicited by us by mail, but directors, officers and selected other employees of Global Crossing may also solicit proxies by personal interview, telephone, telegraph or e-mail. Directors, executive officers and any other employees of Global Crossing who solicit proxies will not be specially compensated for those services, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. We have retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies. Corporate Investor Communications, Inc. will receive customary fees and expense reimbursement for its services. Our transfer agent, EquiServe, L.P., has agreed to assist us in connection with the tabulation of proxies.

1999 Audited Financial Statements

  Under Global Crossing's bye-laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, we will present at the annual meeting audited consolidated financial statements for the fiscal year 1999. Copies of those financial statements are included in our Annual Report on Form 10-K, which is being mailed to shareholders together with this Proxy Statement. Representatives of Arthur Andersen, Global Crossing's independent auditors, will be present at the annual meeting and available to respond to appropriate questions.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The members of the Board of Directors of Global Crossing are classified into three classes, one of which is elected at each Annual General Meeting of Shareholders to hold office for a three-year term. The Board of Directors has nominated Norman Brownstein, Thomas J. Casey, William E. Conway, Jr., Leo J. Hindery, Jr. and James F. McDonald for election as Class A directors at the 2000 annual meeting for a three-year term expiring at the 2003 Annual General Meeting of Shareholders.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

  Except where otherwise instructed, proxies will be voted for election of all the nominees. Should any nominee be unwilling or unable to serve as a director, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election of another person designated by the Board, unless the Board chooses to reduce the number of directors constituting the full Board.

              DIRECTORS AND EXECUTIVE OFFICERS OF GLOBAL CROSSING

  The following table sets forth the names, ages and positions of the directors and executive officers of Global Crossing. Additional biographical information concerning these individuals is provided in the text following the table.

 Name                    Age Position
 ----                    --- --------
 Gary Winnick........... 52  Chairman of the Board and Director
 Lodwrick M. Cook....... 71  Co-Chairman of the Board and Director; Chairman,
                             Global Marine Systems
 Leo J. Hindery, Jr. ... 52  Chief Executive Officer and Director; Chairman and
                             Chief Executive Officer, GlobalCenter Inc.
 Thomas J. Casey........ 48  Vice Chairman of the Board and Director
 Joseph P. Clayton...... 50  Director; President, Global Crossing North America
 Jack M. Scanlon ....... 58  Director; Vice Chairman of the Board, Asia Global
                             Crossing
 Gary A. Cohen.......... 44  Chief Operating Officer
 Dan J. Cohrs........... 47  Chief Financial Officer
 John L. Comparin....... 47  Senior Vice President, Human Resources
 James C. Gorton........ 38  Senior Vice President and General Counsel
 Joseph P. Perrone...... 51  Senior Vice President, Finance
 John A. Scarpati....... 48  Chief Administrative Officer
 Robert B. Sheh......... 60  Executive Vice President, Construction and
                             Operations
 Edward Mulligan........ 44  Senior Vice President, Network Operations
 William B. Carter ..... 55  President, Global Crossing Development Co.; Chief
                             Executive Officer, Global Marine Systems
 S. Wallace Dawson, Jr.. 54  President, Atlantic Crossing
 Robert Annunziata...... 52  Director
 Jay R. Bloom........... 44  Director
 Norman Brownstein...... 56  Director
 William E. Conway, Jr.. 50  Director
 Eric Hippeau........... 48  Director
 Dean C. Kehler......... 43  Director

 Name                      Age Position
 ----                      --- --------
 Geoffrey J.W. Kent.......  57 Director
 Canning Fok Kin-ning.....  48 Director
 David L. Lee.............  50 Director
 Douglas H. McCorkindale..  60 Director
 James F. McDonald........  60 Director
 Barry Porter.............  42 Director
 Bruce Raben..............  46 Director
 Michael R. Steed.........  50 Director

Class A Director Nominees for Terms Expiring at the 2003 Annual General Meeting

  Norman Brownstein--Mr. Brownstein, a Director of Global Crossing since May 2000, is Chairman of the Board of the legal firm of Brownstein Hyatt & Farber, P.C., a position he has held since 1986. A member of the American College of Real Estate Lawyers, Mr. Brownstein primarily practices in the areas of real estate law and commercial transactions. Mr. Brownstein is a Presidential appointee of the U.S. Holocaust Memorial Council, a director of the National Jewish Center for Immunology and Respiratory Medicine, a Trustee of the Simon Wiesenthal Center, and a Vice President of the American Israel Public Affairs Committee. He also serves as a director of Wyndham International.

  Thomas J. Casey--Mr. Casey has been Vice Chairman and a Director since December 1998, after having been appointed Managing Director of Global Crossing in September 1998. Prior to joining Global Crossing, Mr. Casey was co-head of Merrill Lynch & Co.'s Global Communications Investment Banking Group for three years. From 1990 to 1995, Mr. Casey was a partner and co-head of the telecommunications and media group of the law firm of Skadden, Arps, Slate, Meagher and Flom. Mr. Casey also serves as president of Pacific Capital Group, Inc. ("PCG"), a leading merchant bank specializing in telecommunications, media and technology, which has a substantial equity investment in Global Crossing. Mr. Casey is also a director of Value America, Inc. and StorageNetworks, Inc.

  William E. Conway, Jr.--Mr. Conway, a Director of Global Crossing since August 1998, has been a managing director of The Carlyle Group, a private global investment firm, since 1987. Prior thereto, Mr. Conway had been Senior Vice President and Chief Financial Officer of MCI Communications Corporation. Mr. Conway also serves as director of Nextel Communications, Inc.

  Leo J. Hindery, Jr.--In February 2000, Mr. Hindery was named Chief Executive Officer of Global Crossing. Mr. Hindery has been a Global Crossing Director since February 2000 and Chairman and Chief Executive Officer of Global Crossing's GlobalCenter Inc. subsidiary since December 1999. Prior thereto, he had been President and Chief Executive Officer of AT&T Broadband & Internet Services since March 1999. From March 1997 until March 1999, Mr. Hindery was President of Tele-Communications, Inc., a cable television and programming company. Prior thereto, he was Managing General Partner of InterMedia Partners, a cable television operator that he founded in 1988.

  James F. McDonald--Mr. McDonald, a Director of Global Crossing since September 1999, has been President and Chief Executive Officer of Scientific-Atlanta, Inc., a leading supplier of broadband communications systems, satellite-based video, voice and data communications networks and world-wide customer service and support, since 1993. He is also a director of Scientific-Atlanta and Burlington Resources, Inc.

Class B Directors with Terms Expiring at the 2001 Annual General Meeting

  Robert Annunziata--Mr. Annunziata, a Director of Global Crossing since March 1999, was Chief Executive Officer of Global Crossing from February 1999 through March 2000. From September 1998 to February 1999, Mr. Annunziata was President of AT&T's business services group, responsible for the AT&T global network. Prior thereto, Mr. Annunziata was Chairman and Chief Executive Officer of the Teleport Communications Group, a competitive local exchange carrier, from 1983 to 1998.

  Lodwrick M. Cook--Mr. Cook has been Co-Chairman of the Board of Global Crossing since September 1997 and Vice Chairman and Managing Director of PCG since 1997. He became Chairman of Global Marine Systems, a wholly-owned subsidiary of Global Crossing, in 1999. Prior to joining PCG, Mr. Cook spent 39 years at Atlantic Richfield Co., last serving as Chairman of the Board of Directors from 1986 to 1995, when he became Chairman Emeritus. Mr. Cook is also a member of the Board of Directors of Castle & Cooke, Inc., Litex, Inc. and 911Notify.com.

  Eric Hippeau--Mr. Hippeau, a Director of Global Crossing since September 1999, is Chairman and Chief Executive Officer of Ziff-Davis Inc., a publicly-listed company whose majority shareholder is Softbank Corp. Ziff-Davis Inc. is a leading integrated media and marketing company focused on computing and internet-related technology. Mr. Hippeau has held this position since December 1993, prior to which he held other senior executive positions within Ziff-Davis. He is also a director of Ziff-Davis Inc., Yahoo!, Inc., and Starwood Hotels and Resorts Worldwide, Inc.

  Geoffrey J.W. Kent--Mr. Kent, a Director of Global Crossing since August 1998, is Chairman and Chief Executive Officer of the Abercrombie & Kent group of companies in the travel-related services industry, and has been associated with these companies since 1967.

  David L. Lee--Mr. Lee, a Director of Global Crossing since March 1997, was President and Chief Operating Officer from March 1997 through May 2000. He has also been a managing general partner of Clarity Partners, LP since May 2000 and a managing director of PCG since 1989.

  Bruce Raben--Mr. Raben, a Director of Global Crossing since March 1997, is a managing director of CIBC World Markets Corp. Prior to joining CIBC World Markets in January 1996, Mr. Raben was a founder, managing director and co-head of the Corporate Finance Department of Jefferies & Co., Inc. since 1990.
Mr. Raben also serves as a director of Optical Security, Inc., Evercom, Inc., Terex Corporation and Equity Marketing, Inc.

  Jack M. Scanlon--Mr. Scanlon has been a Director since April 1998 and Vice Chairman of Asia Global Crossing since March 2000. Mr. Scanlon was Chief Executive Officer of Global Crossing from April 1998 to March 1999 and Vice Chairman of Global Crossing from March 1999 to March 2000. In addition, he was Chief Executive Officer of Asia Global Crossing from September 1999 to February 2000. Prior to joining Global Crossing, Mr. Scanlon was President and General Manager of the Cellular Networks and Space Sector of Motorola Inc. and had been affiliated with Motorola Inc. since 1990.

Class C Directors with Terms Expiring at the 2002 Annual General Meeting

  Jay R. Bloom--Mr. Bloom, a Director of Global Crossing since March 1997, is a managing director of CIBC World Markets Corp. and co-head of its Leveraged Finance Group. In addition, Mr. Bloom is a member of CIBC's U.S. Management Committee; co-head of CIBC World Markets High Yield Merchant Banking Funds; and a managing director of Caravelle Advisors, L.L.C., the investment advisor to Caravelle Investment Fund, L.L.C., an entity that owns shares of Global Crossing common stock. Mr. Bloom is also a managing director and member of Trimaran Fund II, L.L.C., Trimaran Fund Management, L.L.C., and Trimaran Investments II, L.L.C. Prior to joining CIBC World Markets in 1995, Mr. Bloom was a founder and managing director of The Argosy Group L.P. Mr. Bloom also serves as a director of CIBC World Markets Corp., Heating Oil Partners, L.P., Consolidated Advisers Limited, L.L.C., Argosy Heating Partners, Inc., Dominos, Inc., IASIS Healthcare Corporation and Morris Material Handling, Inc.

  Joseph P. Clayton--Mr. Clayton has been a Director of Global Crossing since September 1999. He has also served as President, Global Crossing North America since that time. Mr. Clayton was also Vice Chairman of Global Crossing from September 1999 to March 2000. Prior to the merger with Global Crossing, Mr. Clayton was Chief Executive Officer of Frontier since August 1997, having served as Frontier's President and Chief Operating Officer from June 1997 to August 1997. Prior thereto, he was Executive Vice President, Marketing and Sales--Americas and Asia, Thomson Consumer Electronics, a worldwide leader in the consumer electronics industry.

  Dean C. Kehler--Mr. Kehler, a Director of Global Crossing since March 1997, is a managing director of CIBC World Markets Corp. and co-head of its Leveraged Finance Group. In addition, Mr. Kehler is a member of CIBC's U.S. Management Committee; co-head of CIBC World Markets High Yield Merchant Banking Funds; and a managing director of Caravelle Advisors, L.L.C., the investment advisor to Caravelle Investment Fund, L.L.C., an entity that owns shares of Global Crossing common stock. Mr. Kehler is also a managing director and member of Trimaran Fund II, L.L.C., Trimaran Fund Management, L.L.C., and Trimaran Investments II, L.L.C. Prior to joining CIBC World Markets in 1995, Mr. Kehler was a founder and managing director of The Argosy Group L.P. Mr. Kehler also serves as a director of CIBC World Markets Corp., Booth Creek Group, Inc. and Heating Oil Partners, L.P.

  Douglas H. McCorkindale--Mr. McCorkindale, a Director of Global Crossing since September 1999, is Vice Chairman and President of Gannett Co., Inc., a nationwide diversified communications company, and has held that position since September 1997. Prior thereto, he was Gannett's Vice Chairman and Chief Financial and Administrative Officer. Mr. McCorkindale is also a director of Gannett and Continental Airlines and a director or trustee of a number of investment companies in the family of Prudential Mutual Funds.

  Michael R. Steed--Mr. Steed, a Director of Global Crossing since March 1997, has been a managing director of PCG since December 1999. Prior thereto, Mr. Steed had been Senior Vice President of Investments for the Union Labor Life Insurance Company, ULLICO Inc. ("ULLICO") and its family of companies and President of Trust Fund Advisors, ULLICO's investment management subsidiary, since 1992. Mr. Steed also serves as a director of Value America, Inc. and VR-1.

  Gary Winnick--Mr. Winnick, founder of Global Crossing, has been Chairman of the Board of Global Crossing since March 1997. Mr. Winnick is the founder and has been the Chairman and Chief Executive Officer of PCG since 1985.

Other Executive Officers of Global Crossing

  Gary A. Cohen--Mr. Cohen became Chief Operating Officer in May 2000. From July 1999 until May 2000, Mr. Cohen was general manager of IBM Global Telecommunications Industry, International Business Machines, Inc.'s business in the telecommunications service provider, telecommunications equipment supplier, and broadband distribution industries worldwide. From 1997 until July 1999, Mr. Cohen was vice president of IBM's Communications Sector, Asia Pacific. Prior thereto, Mr. Cohen served as vice president of marketing for IBM's Internet Division, having held various positions of increasing responsibility at IBM since joining that company in 1978.

  Dan J. Cohrs--Mr. Cohrs has been Chief Financial Officer of Global Crossing since May 1998. From 1993 to 1998, Mr. Cohrs was affiliated with GTE Corporation, rising to the position of Vice President and Chief Planning and Development Officer in 1997.

  John L. Comparin--Mr. Comparin has been Senior Vice President, Human Resources of Global Crossing since August 1999. Prior thereto, Mr. Comparin had been Senior Vice President--Human Resources of ALLTEL Corporation, an information technology company that provides wireline and wireless communications and information services, since 1990.

  James C. Gorton--Mr. Gorton has been Senior Vice President and General Counsel of Global Crossing since July 1998, and also served as Secretary of Global Crossing from August 1998 through September 1999. From 1994 to 1998, Mr. Gorton was a partner in the New York law firm of Simpson Thacher & Bartlett.

  Joseph P. Perrone--Mr. Perrone became Senior Vice President, Finance, in May 2000. Prior thereto, Mr. Perrone had served as a senior partner in Arthur Andersen's Communications, Media, and Entertainment Practice, having been a partner at Arthur Andersen since 1981.

  John A. Scarpati--Mr. Scarpati was appointed Chief Administrative Officer of Global Crossing in December 1999. He previously served as Vice President and Chief Financial Officer at AT&T Business Services Group from 1998 to 1999. Prior thereto, Mr. Scarpati served since 1984 in various executive officer positions for the Teleport Communications Group, including Senior Vice President and Chief Financial Officer.

  Robert B. Sheh--Mr. Sheh has been Executive Vice President, Construction and Operations since February 1999. From 1992 to 1998, Mr. Sheh served as President and Chief Executive Officer of International Technology Corporation, an environmental management services firm, and as Chairman and Chief Executive of Air & Water Technologies, an environmental management services firm. From 1989 to 1992 Mr. Sheh served as President of The Ralph M. Parsons Company, a worldwide engineering and construction company. Mr. Sheh held positions of increasing responsibility at Parsons over a period of 20 years.

  Edward Mulligan--Mr. Mulligan joined Global Crossing in November 1999 as Senior Vice President for Engineering and Operations. In July 1973, Mr. Mulligan began his career with AT&T. In 1990 he joined Teleport Communications Group ("TCG") and rose within the organization to head the Product Lines-of-Business. In 1998 he rejoined AT&T when TCG was acquired by AT&T.

  William B. Carter--Mr. Carter has served as President of Global Crossing Development Co., a subsidiary of Global Crossing, since September 1997. Since July 1999, he has also served as CEO of the Global Marine Systems subsidiary of Global Crossing. Prior to joining Global Crossing, he was President and Chief Executive Officer of AT&T Submarine Systems, Inc., overseeing the research and development, planning, negotiations, engineering, implementation, and integration of their international cable and satellite facilities. Mr. Carter previously served as director of international network operations for AT&T.

  S. Wallace Dawson, Jr.--Mr. Dawson joined Global Crossing in September 1997 and was appointed Chief Executive Officer, Atlantic Crossing Ltd. in August 1998. Mr. Dawson joined Bell Laboratories in 1968 and subsequently became associated with AT&T Long Lines, where he was responsible for AT&T Packet Switched Services and Data Networking Services. At AT&T Submarine Systems, Inc., he had overall delivery responsibility for implementation of all submarine cable projects.

                         BOARD MEETINGS AND COMMITTEES

  The Board of Directors held four regularly scheduled meetings and twelve special meetings in 1999. No director attended fewer than 75% of the aggregate of such meetings of the Board and of the committees of the Board on which he or she served.

  The four standing committees of the Board are the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee. These committees are described in the following paragraphs.

  The Audit Committee consists of Messrs. Conway (chairman), Hippeau and Kent. The Audit Committee held 2 meetings during 1999. The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to financial information that will be provided to the shareholders and others, the Company's systems of internal controls, and the audit process. In fulfilling this purpose, the Committee performs the following functions:

  . Reviews the Company's audited financial statements and oversees the Company's financial reporting process.

  . Inquires regarding areas of disagreement between management and the external auditors on auditing or accounting matters.

  . Reviews the impact on the financial statements of material transactions, contracts and contingencies.

  . Reviews with auditors the adequacy of the Company's financial, operational and technological internal controls and risk management activities.

  . Reviews the status of compliance with laws, regulations, and internal procedures and the scope and status of the Company's systems designed to ensure such compliance.

  . Reviews contingent liabilities and legislative and regulatory developments that could materially impact the Company.

  . Conducts periodic reviews of all material transactions with related parties and of management's efforts to monitor compliance with the Company's code of conduct.

  . Recommends the appointment of the external auditor by the Board after reviewing the proposed firm's intended audit scope and fees and matters impacting the firm's independence from the Company.

  . Oversees audit work and reviews significant findings of all audits performed by the external and internal auditors.

  The Compensation Committee consists of Messrs. McDonald (chairman), Kent and McCorkindale. The Compensation Committee held 10 meetings during 1999. The primary purpose of the Compensation Committee is to assist the Board in its oversight responsibility regarding executive compensation, employee benefits, management development and succession, and significant human resources issues. In fulfilling this purpose, the Committee performs the following functions:

  . Recommends to the Board the target compensation for the Chairman, the Co-Chairman and the Chief Executive Officer.

  . Sets compensation for the Company's other executive officers and for other designated members of senior management.

  . Acts in an advisory capacity regarding compensation guidelines for key employees other than the designated executives.

  . Establishes and administers performance goals for compensation intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, and certifies whether such performance goals have been obtained.

  . Publishes an annual report to shareholders on compensation of executive officers.

  . Oversees administration of all stock-based incentive plans and authorizes all grants of stock options and other stock-based incentives to the designated executives and other employees, directors, and consultants.

  . When deemed necessary or desirable by the Committee, adopts or amends employee benefit plans or recommends that the Board do so, and oversees administration of all employee benefit plans in which the Committee or the Board is named as a plan administrator or fiduciary.

  . Administers a periodic evaluation by the Board of the performance of the Chief Executive Officer and reviews management's evaluation of the performance of other designated executives.

  . Periodically reviews management's succession and management development plans.

  . Reviews significant human resources issues such as workforce diversity and corporate culture.

  The Nominating Committee consists of Messrs. McCorkindale (chairman), Hippeau, Kehler and Cook. The Nominating Committee held one meeting during 1999. The Nominating Committee reviews the qualifications of director candidates and recommends candidates to the Board, and recommends to the Board criteria regarding the composition and size of the Board. Although the Nominating Committee has not adopted formal procedures for the submission of shareholders' recommendations for nominees for Board membership, such recommendations may be made by submitting the names and other pertinent information in writing to: Douglas H. McCorkindale, Chairman of the Nominating Committee, c/o Global Crossing Ltd., 360 North Crescent Drive, Beverly Hills, California 90210.

  The Executive Committee consists of Messrs. Winnick (chairman), Bloom, Conway, Cook, Hindery and McCorkindale. The Executive Committee held no meetings in 1999. With certain exceptions, the Executive Committee may exercise all the powers of the Board of Directors when the Board is not in session.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

  The following table sets forth, as of April 24, 2000, certain information regarding the beneficial ownership of our common stock by (i) each person or entity who is known by us to own beneficially 5% or more of our voting common stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group. To our knowledge, each such shareholder has sole voting and investment power with respect to the shares shown, unless otherwise noted. For purposes of this table, an individual is deemed to have sole beneficial ownership of securities owned jointly with such individual's spouse. Amounts appearing in the table below include (i) all shares of common stock outstanding as of April 24, 2000, (ii) all shares of common stock issuable upon the exercise of options within 60 days of April 24, 2000 and (iii) all shares of common stock issuable upon the exercise of warrants within 60 days of April 24, 2000. The warrants designated below as "New PCG Warrants" and "GCL Warrants" each represent the right to immediately purchase shares of Global Crossing common stock at an exercise price of $9.50 per share.

                                   Beneficial Ownership of Common Stock
                          ------------------------------------------------------
                                        Shares    Shares
                                      Subject to  Subject    Shares
                           Number of   New PCG    to GCL   Subject to Percentage
                           Shares(1)   Warrants  Warrants  Options(2)  of Class
                          ----------- ---------- --------- ---------- ----------
Pacific Capital Group,
 Inc.(3)................   79,136,648  6,050,004 2,515,788          0   10.62%
 360 North Crescent
  Drive
 Beverly Hills,
  California 90210

Canadian Imperial Bank
 of Commerce(4).........   68,529,669          0         0    240,000    8.41%
 161 Bay Street, 8th
  Floor--BCE Place
 P.P. Box 500
 M5J258, Toronto, Canada

Gary Winnick(5).........   79,136,648  6,050,004 2,515,788  1,800,000   10.81%
Lodwrick M. Cook........    3,143,929    950,002         0    362,240     *
Leo J. Hindery, Jr......            0          0         0    170,000     *
Thomas J. Casey(6)......      422,749          0         0  1,106,666     *
Joseph Clayton..........      542,396          0         0  1,440,000     *
Dan J. Cohrs............            0          0         0    927,505     *
John Comparin...........        5,000          0         0          0     *
James C. Gorton.........       15,000          0         0    617,690     *
David L. Lee(7).........   17,350,014  1,825,002   663,456    900,000    2.53%
Barry Porter............   15,814,795  1,825,002   610,266    900,000    2.33%
John M. Scanlon.........      363,748          0         0  1,904,965     *
John A. Scarpati........          900          0         0    333,334     *
Robert Sheh.............            0          0         0    583,685     *
William B. Carter.......      239,520          0         0  1,556,096     *
Wallace S. Dawson.......       68,958          0         0    530,400     *
Edward Mulligan.........        6,012          0         0     50,000     *
Robert Annunziata.......            0          0         0  5,438,424     *
Jay R. Bloom(8).........   13,993,966          0         0    128,533    1.73%
William E. Conway,
 Jr.(9).................    2,247,640          0         0     75,000     *
Canning Fok Kin-ning....            0          0         0  8,898,889    1.08%
Eric Hippeau............       35,895          0         0     42,300     *
Dean C. Kehler(8).......   14,805,827          0         0    128,533    1.83%
Geoffrey J.W. Kent......            0          0         0     75,000     *
Douglas McCorkindale....       38,855          0         0     87,400     *
James McDonald..........        5,351          0         0     40,932     *
Bruce Raben.............            0          0         0    120,000     *
Michael R. Steed........            0          0         0    120,000     *
All Directors and
 Executive Officers as a
 Group..................  187,967,080 10,650,010 3,789,510 28,577,592   21.04%

--------
  * Percentage of shares beneficially owned does not exceed one percent.
 (1) As of April 24, 2000, 817,653,894 shares of common stock were issued and outstanding.
 (2) Represents stock options issued under stock option plans of Global Crossing, except that Mr. Fok's amount includes 8,888,889 shares of common stock issuable upon conversion of the 400,000 shares of convertible preferred stock issued to Hutchison Whampoa in connection with the formation of the

      Hutchison Global Crossing joint venture. As Managing Director of Hutchison Whampoa, Mr. Fok may be deemed to share investment and voting control over these shares.
 (3) Includes 40,349,650 shares of common stock and common stock warrants owned or managed by GKW Unified Holdings, a company formed for the benefit of Gary Winnick and members of his family and managed by Pacific Capital Group, which thereby shares investment and voting power over such shares.
 (4) These share amounts, which are effective as of April 14, 2000, include 11,453,529 shares held by certain affiliates of Canadian Imperial Bank of Commerce in such a manner that CIBC shares investment power over such shares. The indicated options have been assigned to CIBC by CIBC employees who previously served on the GCL board of directors.
 (5)  Includes all shares of common stock beneficially owned by Pacific
      Capital Group, a company controlled by Mr. Winnick.
 (6) Includes 422,749 shares of common stock owned by Casey Global Holdings LLC, which is managed by GCL in such a manner that Mr. Casey shares investment and voting power over such shares.
 (7) Includes (a) all 9,900,822 shares of common stock and 513,156 shares of common stock issuable upon the exercise of warrants owned by San Pasqual Corp., a corporation of which Mr. Lee and his family are the sole shareholders and over whose portfolio securities Mr. Lee shares investment and voting power and (b) all 3,988,242 shares of common stock and 150,300 shares of common stock issuable upon the exercise of warrants owned by the David and Ellen Lee Family Trust, of which Mr. Lee is a trustee and in such capacity shares investment and voting power over such shares.
 (8) Includes (a) 11,453,529 shares held by certain affiliates of Canadian Imperial Bank of Commerce in such a manner that Messrs. Bloom and Kehler have shared investment and voting power over such shares and (b) 218,434 shares held by Caravelle Investment Fund, LLC, for whose investment advisor Messrs. Bloom and Kehler serve as managing directors.
 (9) Includes 2,239,640 shares of common stock beneficially owned by the Carlyle Group, of which Mr. Conway is managing director and in such capacity shares voting and investment control over such shares.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Since the beginning of 1999, we entered into the transactions described below with certain of our directors, executive officers and affiliates.

Transactions with Pacific Capital Group and its Affiliates

  Prior to 1999, Global Crossing entered into certain transactions with affiliates of Pacific Capital Group ("PCG"), including the acquisition of development rights to certain of the Company's fiber optic cable systems. PCG is controlled by Gary Winnick, Chairman of the Board of the Company, and some other officers and directors of Global Crossing either currently are or at one time were affiliated with PCG, including Messrs. Cook, Casey, Lee and Porter. During 1999, Global Crossing subleased from PCG two suites in an office building in Beverly Hills, California for payments aggregating approximately $287,000 over the year. In October 1999, Global Crossing consolidated its Beverly Hills offices into approximately 87,000 square feet of office space at its present headquarters building at 360 North Crescent Drive. Global Crossing leases this space from North Crescent Realty V, LLC, which is managed by and affiliated with PCG, for an aggregate monthly cost of approximately $400,000. North Crescent Realty V, LLC paid approximately $7.5 million to improve the 360 North Crescent property to meet Global Crossing's specifications and was reimbursed approximately $3.2 million of this amount by Global Crossing. Global Crossing engaged an independent real estate consultant to review the terms of Global Crossing's occupancy of the 360 North Crescent building, and the consultant found the terms to be consistent with market terms and conditions and the product of an arm's length negotiation. Global Crossing subleases approximately 12,000 square feet of the building to PCG for an aggregate monthly cost of approximately $53,000.

  PCG has fractional ownership interests in respect of four aircraft used by Global Crossing during 1999. Global Crossing reimburses PCG for PCG's cost of maintaining these ownership interests so that PCG realizes no profit from the relationship. During 1999, PCG billed Global Crossing approximately $2 million in aggregate under this arrangement.

  In March 2000, Global Crossing entered into a ten year lease of an aircraft that had previously been owned by WINCO Aviation, a company controlled by Gary Winnick (through PCG) and Lodwrick Cook. A commercial equipment financing company purchased the aircraft from WINCO Aviation and then leased the aircraft to Global Crossing on standard commercial terms. The purchase price of the aircraft was approximately $12.5 million, which is the amount WINCO Aviation paid for the aircraft, before transactions costs, when WINCO Aviation first acquired the aircraft in August 1999. As supported by two independent appraisals obtained by Global Crossing, the fair market value of the aircraft was in excess of the purchase price.

Relationship with Crescent Wireless Ltd.

  In January 2000, Crescent Wireless Ltd. ("Crescent Wireless") was formed for the purpose of participating in the spectrum auctions being held in the United Kingdom to provide "third generation" wireless telecommunications services. Crescent Wireless is controlled by Gary Winnick, David Lee and Barry Porter, each a director and executive officer of the Company. In connection with the performance by Crescent Wireless of its business operations, the Company made available to Crescent Wireless on a consultancy basis certain of the Company's personnel. In consideration for these services, the shareholders of Crescent Wireless granted to the Company an option to purchase any or all of the equity ownership of Crescent Wireless owned by those shareholders. On April 3, 2000, it was announced that Crescent Wireless had withdrawn from the United Kingdom spectrum auctions.

Relationship with NextWave Telecom Inc.

  In December 1999, Global Crossing entered into an agreement with NextWave Telecom Inc. pursuant to which the Company agreed to make a minority investment in NextWave through the purchase of its convertible preferred stock, subject to certain conditions relating to the status of NextWave's PCS licenses. NextWave's goal is to deploy a state-of-the-art wireless telecommunications network specifically designed to provide next-generation wireless services. Global Crossing also entered into a Strategic Services Agreement pursuant to which it is to be the preferred provider of backhaul, long distance backbone, web-hosting, and other communications services to NextWave. PCG and CIBC both also committed to purchase shares of NextWave's convertible preferred stock, subject to essentially the same conditions relating to the status of NextWave's PCS licenses. As of May 1, 2000, the conditions relating to NextWave's PCS licenses have not been satisfied, and none of Global Crossing, PCG or CIBC has consummated an equity investment in NextWave.

Transactions with Canadian Imperial Bank of Commerce and its Affiliates

  During 1999, Canadian Imperial Bank of Commerce and its affiliates ("CIBC") entered into certain financing transactions with Global Crossing. In particular, CIBC: (1) acted as an arranger for the $600 million ten-day demand note issued by Global Marine Systems in July, (2) acted as an arranger for the $3 billion senior secured credit facility entered into by Global Crossing Holdings Ltd. in July, (3) was an initial purchaser of the $2 billion aggregate principal amount of unsecured senior notes issued by Global Crossing Holdings in November, and (4) was an initial purchaser of Global Crossing Ltd.'s $650 million aggregate liquidation preference 7% cumulative convertible preferred stock issued in December. During 1999, Global Crossing paid CIBC approximately $5.6 million in fees in connection with these transactions. CIBC has a substantial beneficial ownership interest in Global Crossing, and Messrs. Bloom, Kehler and Raben, directors of Global Crossing, are employees of an affiliate of CIBC.

Relationship with Ziff-Davis Inc. and Affiliates

  Eric Hippeau, a director of Global Crossing, is the chairman and chief executive officer of Ziff-Davis Inc., a majority of the common stock of which is beneficially owned by Softbank Corp. Softbank is a party to the

Asia Global Crossing joint venture established to provide advanced network-based telecommunications services to businesses and consumers throughout Asia. Global Crossing, which is responsible for the management and operation of the network, contributed to the venture its 57.75% share of the Pacific Crossing cable system and its development rights in East Asia Crossing. Softbank and Microsoft each contributed $175 million in cash to Asia Global Crossing and also committed to make a total of at least $200 million in Global Crossing Network capacity purchases over a three-year period, expected to be utilized primarily on the Pacific Crossing system and East Asia Crossing. Softbank and Microsoft also agreed to use Asia Global Crossing's network in the region. Global Crossing currently owns 93% of Asia Global Crossing, with Softbank and Microsoft each owning 3.5%. When the fair market value of Asia Global Crossing is determined to exceed $5 billion, the ownership interest of Softbank and Microsoft will increase to a maximum of 19% each at a valuation of $7.5 billion and above. Mr. Hippeau is Softbank's representative on the Asia Global Crossing board of directors. In addition, Ziff-Davis is one of the largest web-hosting customers of our GlobalCenter subsidiary.

Relationship with Hutchison Whampoa Limited

  Canning Fok Kin-ning, managing director of Hutchison Whampoa Limited ("Hutchison"), was appointed a director of Global Crossing effective February 28, 2000. In November 1999, Hutchison and Global Crossing entered into an agreement to form a 50/50 joint venture to pursue fixed-line telecommunications and Internet opportunities in the Hong Kong Special Administrative Region, China. The joint venture, the formation of which was completed in January 2000, combines Hutchison's existing territory-wide, building-to-building fixed-line fiber optic telecommunications network and certain Internet-related assets in Hong Kong with Global Crossing's international fiber optic broadband cable capacity and web hosting, Internet applications and data services. For its 50% share, Global Crossing provided to Hutchison $400 million in Global Crossing convertible preferred stock. Additionally, Global Crossing committed to contribute to the joint venture international telecommunications capacity rights on its global fiber optic network and data center related capabilities which together are valued at $350 million, as well as $50 million in cash.

Agreements with Global Crossing Stockholders

  In August 1998, PCG, GKW Unified Holdings (an affiliate of Gary Winnick and
PCG), affiliates of CIBC, Global Crossing and some of our other shareholders, including some of our officers and directors and their affiliates, entered into a Stockholders Agreement and a Registration Rights Agreement. Under the Stockholders Agreement, Global Crossing was granted a right of first refusal on specified private transfers by these shareholders during the first two years after the consummation of our initial public offering on August 14, 1998. In addition, subject to the exceptions in the Stockholders Agreement, some of these shareholders had rights, which are referred to as tag-along rights, permitting these shareholders to participate, on the same terms and conditions, in some transfers of shares by any other of these shareholders as follows: (1) PCG, GKW Unified Holdings and CIBC and their affiliates and permitted transferees had the right to participate in any transaction initiated by any of them to transfer 5% or more of our outstanding securities; and (2) PCG, GKW Unified Holdings, CIBC and their affiliates and permitted transferees had the right to participate in any transaction initiated by any of them to transfer any of our securities if that transaction would result in a change of control of Global Crossing. The Stockholders Agreement was terminated effective March 28, 2000. Under the Registration Rights Agreement, our shareholders who are parties to that agreement and a number of their transferees have demand and piggyback registration rights and will receive indemnification and, in some circumstances, reimbursement for expenses from us in connection with an applicable registration.

  Principal shareholders of Global Crossing representing at that time over a majority of the voting power of our common stock entered into a Voting Agreement with Frontier Corporation in March 1999 in connection with the Frontier merger. These Global Crossing shareholders reaffirmed their voting obligations under the Voting Agreement in connection with subsequent amendments made to the merger agreement during 1999. Pursuant to the Second Reaffirmation of Voting Agreement and Share Transfer Restriction Agreement dated September 2, 1999, the Global Crossing shareholders that were parties to the Voting Agreement also agreed, from September 2, 1999 until March 28, 2000, not to transfer record or beneficial ownership of any shares of Global Crossing common stock held by such shareholders, other than transfers to charities, transfers made with the consent of the Company and other limited exceptions, and to work in good faith toward implementing a program with the purpose that, if the Global Crossing shareholders that were parties to the Voting Agreement wished to sell or transfer their shares after March 28, 2000, these sales or transfers would be completed in a manner that would provide for an orderly trading market for the shares of Global Crossing common stock.

  Also on September 2, 1999, fourteen of our executive officers and three executive officers of Frontier entered into a Share Transfer Restriction Agreement with Global Crossing. Under this agreement, the Global Crossing executive officers agreed not to sell or transfer shares of our common stock, and the Frontier executive officers agreed not to sell or transfer shares of Frontier common stock and the shares of Global Crossing common stock they would receive in exchange for their Frontier common stock in the merger, until March 28, 2000, subject in each case to substantially the same exceptions as were applicable to the Second Reaffirmation of Voting Agreement and Share Transfer Restriction Agreement described in the immediately preceding paragraph.

Loan to Executive Officer

  In May 1998, Dan J. Cohrs, an executive officer of the Company, received an interest-free relocation loan in the aggregate principal amount of $250,000. This loan is repayable in full on May 18, 2001.

Relationship with Brownstein Hyatt & Farber, P.C.

  Norman Brownstein, a director of the Company, is Chairman of the law firm of Brownstein Hyatt & Farber, P.C. During 1999, Global Crossing retained Mr. Brownstein and Brownstein Hyatt & Farber to perform legal and consulting services relating to governmental relations (including regulatory affairs), real estate matters, and mergers and related transactions. Global Crossing paid approximately $6.9 million for these services in 1999. In addition, in his capacity as a consultant Mr. Brownstein was issued options to purchase a total of 250,000 shares of Global Crossing common stock on August 6, 1999 at an exercise price of $33 per share. These options vest ratably on each of the first three anniversaries of the date of grant. It is expected that Brownstein Hyatt & Farber will continue to provide ongoing legal services to the Company throughout 2000, and the firm receives a monthly retainer of $50,000 in that regard.

Relationship with Arthur Andersen

  Arthur Andersen has served as independent auditors of the Company since Global Crossing's inception and continues to serve in that capacity. Joseph P. Perrone, a recently appointed executive officer of the Company, had been the engagement audit partner for Global Crossing from prior to its initial public offering through April 27, 2000.

                                 PROPOSAL NO. 2

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Under Section 89 of the Companies Act, 1981 of Bermuda, Global Crossing shareholders have the authority to appoint the independent auditors of Global Crossing and to authorize the Global Crossing Board of Directors to determine the auditors' remuneration. Upon the recommendation of the Audit Committee, the Board of Directors has tentatively selected Arthur Andersen as independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2000. The Board of Directors is asking shareholders to approve such appointment and the authority of the Board to determine their remuneration.

  Arthur Andersen acted as independent accountants for the year 1999. In connection with its audit of the consolidated financial statements of the Company, Arthur Andersen also reviewed certain filings with the SEC. In addition, Arthur Andersen performed certain non-audit services for the Company and its subsidiaries in 1999. A representative of Arthur Andersen is expected to be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN AND OF THE AUTHORITY OF THE BOARD TO DETERMINE THEIR REMUNERATION.

                                 PROPOSAL NO. 3

          AMENDMENT OF 1998 GLOBAL CROSSING LTD. STOCK INCENTIVE PLAN

  On December 7, 1999 and May 1, 2000, the Global Crossing Board of Directors approved certain amendments to the 1998 Global Crossing Ltd. Stock Incentive Plan (the "1998 Plan"), subject to shareholder approval. The Global Crossing Board of Directors is asking shareholders to approve these amendments. Below is a summary of certain important features of the 1998 Plan and of the proposed amendments. This summary is qualified in its entirety by reference to the full text of the 1998 Plan in Annex A.

  Administration and Participation. The 1998 Plan is administered by the Compensation Committee of the Global Crossing Board of Directors, which may delegate its duties in whole or in part to any subcommittee solely consisting of at least two individuals who are "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The 1998 Plan allows the Compensation Committee to make awards of stock options, stock appreciation rights, which can be granted either in conjunction with, or independent of, stock options, and other stock-based awards to any employee, director or consultant who is selected by the Compensation Committee to participate in the 1998 Plan.

  The Compensation Committee has the authority to interpret the 1998 Plan, to establish, amend and rescind any rules and regulations relating to the 1998 Plan and to make any other determinations that the Compensation Committee deems necessary or desirable for the administration of the 1998 Plan. Any decision of the Compensation Committee in the interpretation and administration of the 1998 Plan lies within its sole and absolute discretion and is final, conclusive and binding on all parties concerned, including participants in the 1998 Plan and their beneficiaries or successors.

  Limitations. Prior to the proposed amendments, an aggregate of 90,000,000 shares of Global Crossing common stock has been authorized for issuance under the 1998 Plan. If the proposed amendments are approved by the shareholders, an aggregate of 111,000,000 shares of Global Crossing common stock will be authorized for issuance under the 1998 Plan. As of April 28, 2000, a total of 70,623,769 shares of Global Crossing common stock had been issued under the 1998 Plan, 62,550,399 shares were subject to outstanding options granted under the plan and 19,376,231 shares were available for additional stock option grants or other stock-based awards. No award may be granted under the 1998 Plan after the tenth anniversary of July 1, 1998, but awards granted prior to that date may extend beyond that date.

  The proposed amendments include limitations on the amount of awards that may be granted under the 1998 Plan. Under these limits the maximum number of shares for which stock options and stock appreciation rights may be granted to any one participant during any calendar year is 5,000,000; and the maximum amount of other stock-based awards that are intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code ("performance-based awards") that may be granted to any one participant during any calendar year is 1,500,000 shares (or $20,000,000 if not expressed in shares). In addition, the proposed amendments would also cap all awards other than stock options and stock appreciation rights such that the total number of shares that may be granted over the life of the 1998 Plan in respect of such other stock-based awards could not exceed five percent of the total number of shares available under the plan.

  Stock options. Stock options granted under the 1998 Plan may be non-qualified or incentive stock options for federal income tax purposes. The Compensation Committee will set option exercise prices and terms and will determine the time at which stock options will be exercisable. However, the term of a stock option may not exceed 10 years. In addition, the proposed amendments would prohibit the granting of options with an exercise price less than the fair market value of the shares on the date of grant.

  A stock option that is intended to be an incentive stock option under Section 422 of the Internal Revenue Code may not be granted to any participant who, at the time of the purported grant, owns more than 10% of the total combined voting power of all classes of capital stock of Global Crossing or any of its subsidiaries, unless (1) the option price for such stock option is at least 110% of the fair market value of a share on the date of the grant and (2) the term of that stock option does not exceed the day preceding the fifth anniversary of the grant date.

  Stock appreciation rights. Stock appreciation rights may be granted by the Compensation Committee to participants as a right in conjunction with the number of shares underlying stock options granted to participants under the 1998 Plan or on a stand-alone basis with respect to a number of shares for which a stock option has not been granted. Stock appreciation rights constitute the right to receive payment for each share of the stock appreciation rights exercised in stock or in cash equal to the excess of that share's fair market value on the date of exercise over the exercise price per share, multiplied by the number of shares covered (1) in the case of a stock appreciation right independent of an option, by the stock appreciation right and (2) in the case of a stock appreciation right granted in conjunction with an option, by the option. The Compensation Committee will determine the exercise price per share of stock appreciation rights; however, that price may not be less than the greater of (1) the fair market value, in the case of a stock appreciation right independent of an option, of a share of common stock on the grant date and, in the case of an applicable stock appreciation right granted in conjunction with an option, of the price of that option and (2) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. The Compensation Committee may also impose, in its discretion, conditions on the exercisability or transferability of stock appreciation rights.

  The Compensation Committee may also grant limited stock appreciation rights that are exercisable upon the occurrence of special contingent events. Limited stock appreciation rights may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related awards are not exercisable while the limited stock appreciation rights are exercisable.

  Other stock-based awards. The Compensation Committee has the authority to grant other stock-based awards, which may consist of awards of common stock, restricted stock and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock. Other stock-based awards may be granted on a stand-alone basis or in addition to any other awards granted under the 1998 Plan. The Compensation Committee will determine the form of other stock-based awards and the conditions on which they may be dependent, such as the right to receive one or more shares of common stock or the equivalent value in cash upon the completion of a specified period of service or the occurrence of an event or the attainment of performance objectives. The Compensation Committee will also determine the participants to whom other stock-based awards may be made, the timing thereof, the number of shares to be awarded, whether such other stock-based awards will be settled in cash, stock or a combination of cash and stock and all other terms of such awards.

  In the event that the Compensation Committee grants other stock-based awards that are intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code ("performance-based awards"), such awards will be determined based on the attainment of written performance goals approved by the Compensation Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals must be based upon one or more of the following criteria:
(i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. These criteria may relate to the Company or one or more of its subsidiaries, divisions or units, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, all as the Compensation Committee shall determine. To the degree consistent with Section 162(m) of the Internal

Revenue Code, the performance goals may be calculated without regard to extraordinary items. The Compensation Committee determines whether the applicable performance goals have been met and certifies and ascertains the amount of the performance-based award. If and to the extent permitted by the Compensation Committee and consistent with the provisions of Section 162(m) of the Internal Revenue Code, a participant may elect to defer payment of a performance-based award.

  Miscellaneous. Unless otherwise determined by the Compensation Committee, stock options, stock appreciation rights and restricted stock awards are not transferable or assignable. Global Crossing may deduct sufficient sums to pay withholding required for federal, state and local taxes or other taxes as a result of the exercise of a stock award. A participant may elect to defer receipt of the shares in respect of which a stock option is exercised pursuant to any deferred compensation plan of the Company which contemplates such deferral.

  In the event of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange or any distribution to shareholders other than regular cash dividends, the Compensation Committee may, in its sole discretion, make a substitution or adjustment, as the Compensation Committee deems to be equitable, to the number or kind of stock issued or reserved for issuance under the 1998 Plan or pursuant to outstanding awards and the term, including option price, of such awards.

  Except as otherwise provided in a stock award agreement, in the event of a change in control with respect to Global Crossing, the Compensation Committee may, in its sole discretion, accelerate a stock award, cause Global Crossing to make a cash payment in exchange for a stock award, require the issuance of a substitute stock award or take any other actions it deems necessary or desirable.

  The Board may amend or discontinue the 1998 Plan at any time; provided that, with certain limited exceptions described in the plan, the Board may not increase the total number of shares reserved for issuance under the plan or change the maximum number of shares for which awards may be granted to any one participant. In addition, no amendment or discontinuation may impair any of the rights or obligations of any participant under any outstanding award without such participant's consent.

  Effectiveness. The 1998 Plan became effective as of July 1, 1998 and was amended by the Board of Directors on June 18, 1999, December 7, 1999 and May 1, 2000. The June 18, 1999 amendments were approved by the shareholders at the 1999 Annual General Meeting. If the plan as amended by the December 7, 1999 and May 1, 2000 amendments is not approved by the shareholders at the 2000 Annual General Meeting, the amendments increasing the total number of shares reserved for issuance under the plan and changing the maximum number of shares for which awards may be granted to any participant will terminate and be of no force or effect.

  Certain income tax consequences. Global Crossing has been advised by counsel that the material federal income tax consequences to Global Crossing and the participants in the 1998 Plan of the grant and exercise of options and stock appreciation rights under existing and applicable provisions of the Internal Revenue Code of 1986 and regulations will generally be as follows:

    Incentive stock options. A participant will not realize any taxable income at the time an incentive stock option is granted or exercised, and Global Crossing will not receive an income tax deduction at the time of grant or exercise. If a participant does not sell stock acquired upon the exercise of an incentive stock option within (1) two years after the date of the grant or (2) one year after the date of exercise, then a subsequent sale of such stock generally will be taxed as capital gain or loss. If a participant disposes of shares acquired upon the exercise of an incentive stock option within the period set forth in clause (1) or (2) above, then that participant will generally realize ordinary income in an amount equal to the lesser of (a) the gain realized by that participant upon such disposition and (b) the excess of the fair market value of the stock on the date of exercise over the exercise price. In that event, Global Crossing would generally be entitled to an income tax deduction equal to the amount recognized as ordinary income by the applicable participant. Any gain in excess of the amount recognized by the participant as ordinary income would be taxed as short-term or long-term capital gain, depending on the holding period.

    Non-qualified stock options. A participant will not realize taxable income upon the grant of a non-qualified stock option, and Global Crossing will not receive an income tax deduction at such time. Upon exercise of a non-qualified stock option, the applicable participant will realize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain depending on his or her holding period for the shares. Global Crossing is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

    Stock appreciation rights. Amounts received upon the exercise of a stock appreciation right are taxed as ordinary income when received. Global Crossing is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the participant.

    Other stock-based awards. Amounts received by the participant upon the grant of other stock-based awards are ordinarily taxed as ordinary income when received. However, if such other stock-based awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Internal Revenue Code. Global Crossing is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

    Compliance with Section 162(m). The 1998 Plan should allow certain stock options, stock appreciation rights and other stock-based awards to be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee may, from time to time, award compensation that is not deductible under Section 162(m).

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1998 GLOBAL CROSSING LTD. STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 4

    APPROVAL OF GLOBAL CROSSING SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

  On February 12, 2000, the Board of Directors adopted the Global Crossing Senior Executive Incentive Compensation Plan (the "Bonus Plan"). The Board is now asking shareholders to approve the Bonus Plan. Below is a summary of certain important features of the plan. This summary is qualified in its entirety by reference to the full text of the plan in Annex B.

  General. The purpose of the Bonus Plan is to advance the interests of Global Crossing and its shareholders by providing incentives in the form of periodic bonus awards ("Bonuses") to certain senior executive employees of the Company and its subsidiaries, thereby motivating such executives to attain corporate performance goals articulated under the Bonus Plan. Participation in the plan is limited to those senior executives who are, or whom the Compensation Committee anticipates may become, "covered employees" as defined in Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"). Bonuses are payable in cash; provided that the Board may permit participants to elect to receive payment in common shares of the Company. If and to the extent permitted by the Compensation Committee and consistent with the provisions of Section 162(m), a participant may elect to defer payment of a Bonus.

  The Bonus Plan is administered by the Compensation Committee, which may delegate its duties and powers to any subcommittee thereof consisting solely of at least two "outside directors" as defined under Section 162(m). The Compensation Committee has exclusive authority, consistent with Section 162(m), to select the participants in the plan, to determine the size and terms of the Bonus opportunities (provided that no single participant may be awarded a Bonus in excess of $6 million for any one fiscal year), to establish performance objectives and the performance periods to which they relate, and to certify whether such performance objectives have been attained. The Compensation Committee is authorized to interpret the Bonus Plan, to establish, amend and rescind any rules and regulations relating to the plan, and to make any other determinations that it deems necessary or desirable for the administration of the plan. Any decision of the Compensation Committee in the interpretation and administration of the Bonus Plan lies within its sole and absolute discretion and is final, conclusive and binding on all parties concerned.

  Performance goals. Bonuses are determined based on the attainment of written performance goals approved by the Compensation Committee for a performance period which is established by the Compensation Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of that performance period or, if less, the number of days which is equal to 25 percent of that performance period. The performance goals must be based upon one or more of the following criteria:
(i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share;
(vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. These criteria may relate to the Company or one or more of its subsidiaries, divisions or units, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, all as the Compensation Committee shall determine. To the degree consistent with Section 162(m), the performance goals may be calculated without regard to extraordinary items. The Committee determines whether the applicable performance goals have been met and certifies and ascertains the amount of the Bonuses.

  Amendment. The Board may amend, suspend or terminate the Bonus Plan at any time, except that it may not impair any of the rights or obligations under any Bonus opportunity theretofore granted without the applicable participant's consent.

  Funding. The Company is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Bonus Plan. Rights to receive payment of Bonuses earned under the plan are no greater than the rights of the Company's (or the applicable subsidiary's) unsecured creditors.

  Effectiveness. The Bonus Plan became effective as of January 1, 2000. However, if the plan is not approved by the shareholders at the 2000 Annual General Meeting, the Bonus Plan and all outstanding Bonus opportunities will terminate. In that event, the Board of Directors will consider other alternatives for compensating the senior executives who are currently participating in the plan.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                      REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy

  Global Crossing's compensation philosophy is to relate the compensation of Global Crossing's executive officers to measures of company performance that contribute to increased value for Global Crossing's shareholders. To assure that compensation policies are appropriately aligned with the value Global Crossing creates for shareholders, Global Crossing's compensation philosophy for executive officers takes into account the following goals:

  .  enhancing shareholder value;

  . representing a competitive and performance-oriented environment that motivates executive officers to achieve a high level of individual, business unit and corporate results in the business environment in which they operate;

  . relating incentive-based compensation to the performance of each executive officer, as measured by financial and strategic performance goals; and

  .  enabling Global Crossing to attract and retain top quality management.

  The Compensation Committee of the Board of Directors, which we will refer to as the "Committee," periodically reviews the components of compensation for Global Crossing's executive officers on the basis of this philosophy and periodically evaluates the competitiveness of its executive officer compensation program relative to comparable companies. When the Committee determines that executive officer compensation adjustments or bonus awards are necessary or appropriate, it makes such modifications as it deems appropriate. However, the Board of Directors has sole authority to modify the compensation of the Chairman, the Co-Chairman and the Chief Executive Officer ("CEO"), although the Committee makes recommendations to the board in this regard.

  Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of certain annual compensation payments in excess of $1 million to a company's executive officers. It is the objective of the Compensation Committee to administer compensation plans in compliance with the provisions of Section 162(m) where feasible and where consistent with Global Crossing's compensation philosophy as stated above. In that connection, at the 2000 Annual General Meeting of Shareholders, the Company intends to recommend the adoption of an annual bonus plan meeting the requirements of Section 162(m). The Company already has in place a stock incentive plan pursuant to which stock-based incentives may be awarded in compliance with Section 162(m).

Executive Compensation Components

  The major components of compensation for executive officers, including the CEO, are base salary, annual bonuses and stock option grants. Each component of the total executive officer compensation package emphasizes a different aspect of Global Crossing's compensation philosophy.

  . Base Salary. Base salaries for executive officers are initially set upon hiring by the Committee (or, in the case of the Chairman, the Co-Chairman and the CEO, by the Board of Directors upon the Committee's recommendation) based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations and other objective and subjective factors. Increases to base salary are also determined by the Committee or the Board of Directors, as applicable. Increases are determined primarily on an evaluation of competitive data, the individual's performance and contribution to Global Crossing, and Global Crossing's overall performance. Base salaries are periodically reviewed by the Compensation Committee.

  . Target Annual Bonuses. Global Crossing relies to a large degree on annual bonus compensation to attract, retain and reward executives of outstanding abilities and to motivate them to perform to the full extent of their abilities. Target bonuses for executive officers, including the CEO, are determined on the basis of competitive bonus levels, level of responsibility, ability to influence results on a corporate or business unit level and, on occasion, subjective factors. Target annual bonuses for the Chairman, the Co-Chairman and the CEO are determined by the Board of Directors upon recommendation by the Compensation Committee. Target annual bonuses for other executive officers are determined by the Committee.

  . Stock Option Grants. The only current long-term incentive opportunity for executive officers, including the CEO, is the award of stock option grants under the 1998 Global Crossing Ltd. Stock Incentive Plan. In contrast to bonuses that are paid for prior year accomplishments, stock option grants represent incentives tied to future stock appreciation. They are intended to provide executive officers with a direct incentive to enhance shareholder value. Options generally vest over a three-year period with a maximum term of ten years. Option grants are awarded at the discretion of the Committee primarily based on an evaluation of competitive data and the anticipated contribution that the executive officer will make to Global Crossing.

  The Committee conducts annually a full review of the performance of Global Crossing and its executive officers in assessing compensation levels. The Committee considers various qualitative and quantitative indicators of both Global Crossing and the individual performance of its executive officers. This review evaluates Global Crossing's performance both on a short- and long-term basis. The Committee may consider such quantitative measures as Total Shareholder Return ("TSR"), Return on Shareholder's Equity ("ROSE"), Return on Capital Employed ("ROCE"), revenue growth, and growth in Adjusted EBITDA and other measures of profitability. The Committee may also consider qualitative measures such as leadership, experience, strategic direction and overall contribution to Global Crossing. In addition, the Committee evaluates compensation in light of the compensation practices of other companies in the telecommunications industry and peer group companies as may be determined by the Committee. These companies are used as a reference standard for establishing levels of base salary, bonus and stock options. For 1999, executive officer compensation was targeted at the 75th percentile relative to peer group companies in the telecom industry.

2000 Executive Compensation Review

  Based on the factors set forth above, the Committee approved (or, in the case of the Chairman, Co-Chairman and CEO, recommended that the Board of Directors approve) salary increases and 1999 bonus awards for all executive officers. In addition, the Committee approved approximately 11,000,000 additional stock options grants to executive officers during 1999. Robert Annunziata was appointed CEO in February 1999. Jack Scanlon held the position of CEO from the beginning of 1999 through February 1999. In determining salary increases and 1999 bonus awards for Messrs. Annunziata and Scanlon, the Committee reviewed the performance of Global Crossing against its goals. During 1999, annual revenue increased from $420 million to $1.7 billion as a result of internal growth and acquisitions completed during the year. Global Crossing's market capitalization grew from $10 billion to $43 billion or 330%. In addition, Mr. Annunziata was a key member of the team that completed the successful merger with Frontier Corporation, and the acquisitions of Racal Telecom and Global Marine Systems.

                                          THE COMPENSATION COMMITTEE

                                          James F. McDonald, Chairman
                                          Geoffrey J.W. Kent
                                          Douglas McCorkindale

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

  The graph below compares the cumulative total shareholder return on Global Crossing common stock for the period from August 14, 1998, the initial date of trading of Global Crossing common stock, to December 31, 1999 with the cumulative total return of the Standard & Poor's 500 Stock Index and the NASDAQ Telecom Index over the same period. The graph assumes $100 invested on August 14, 1998 in Global Crossing common stock and $100 invested on such date in each of the Standard & Poor's 500 Stock Index and the NASDAQ Telecom Index, with dividends reinvested. In the proxy statement provided to shareholders in connection with our 1999 Annual General Meeting of Shareholders, we used a peer group of fiber optic cable providers comprised of Qwest, Level 3 Communications, Inc., Metromedia Fiber Network, Inc., IXC Communications, Inc. and Equant NV (the "Old Peer Group"). We have decided to replace the Old Peer Group index with the NASDAQ Telecom Index because we believe the latter index to be readily accessible to our shareholders and more representative of the industries in which we now compete. In accordance with SEC rules, the graph below also illustrates the cumulative total shareholder return of the Old Peer Group over the relevant period.


                                    [GRAPH]

                                S&P 500         NASDAQ        Old Peer
                    GBLX      Stock Index   Telecom Index      Group

8/14/98            100            100            100            100
9/39/98             81.86          95.7           91.16          83.51
12/31/98           176.96         115.67         125.6          124.49
3/31/99            362.75         121.04         155.04         178.48
6/30/99            334.31         129.17         164.27         175.77
9/30/99            207.84         120.7          156.67         151.07
12/31/99           392.16         138.25         254.61         230.11

                           SUMMARY COMPENSATION TABLE

  The table below sets forth information concerning compensation paid to certain executive officers during the last fiscal year.

                                    Annual Compensation                        Long Term Compensation
                         ----------------------------------------- -----------------------------------------------
                                                        Other      Restricted  Securities
                                                       Annual        Stock     Underlying   LTIP      All Other
                         Year  Salary   Bonus(1)   Compensation(2)  Award(s)  Options/SARs Payouts Compensation(3)
                         ---- -------- ----------- --------------- ---------- ------------ ------- ---------------
Gary Winnick............ 1999 $169,615 $   785,000    $ 94,097         --            --       --           --
 Chairman
Robert Annunziata*...... 1999  464,679  11,000,000         --          --      7,500,000      --           --
 Former Chief
   Executive Officer
Jack M. Scanlon*........ 1999  622,500     504,000         --          --            --       --      $  5,000
 Vice Chairman, Asia     1998  450,000     480,000    $213,569         --      3,600,000      --           --
  Global Crossing
Thomas J. Casey......... 1999  925,000     625,000         --          --      1,600,000      --           --
 Vice Chairman           1998  266,667     533,333         --          --      2,000,000      --           --
John A. Scarpati........ 1999   36,217   2,000,000         --          --      1,000,000      --       222,222
 Chief Administrative
  Officer
William B. Carter....... 1999  622,500     395,000         --          --            --       --         5,000
 President, Global       1998  600,000   1,050,000         --          --      3,000,000      --      $  5,000
 Crossing Development    1997 $200,000 $   750,000         --          --            --       --           --
 Co.; Chief Executive
 Officer, Global Marine
 Systems

--------
* Mr. Annunziata became Chief Executive Officer in February 1999 and Mr. Scanlon resigned the position in February 1999. Mr. Scanlon is still one of the four most highly compensated officers of Global Crossing other than the CEO.
(1) The amounts in this column represent annual bonuses, except that Mr. Annunziata's amount reflects a $10,000,000 signing bonus and a $1,000,000 annual bonus; and Mr. Scarpati's amount reflects a $2,000,000 signing bonus.
(2) Mr. Winnick received imputed income for the personal use of corporate aircraft in 1999.
(3) Messrs. Scanlon and Carter received matching company contributions on their 401(k) plan deferrals. Mr. Scarpati is to receive an $8,000,000 bonus upon the completion of 3 years of service, of which 1/36th was accrued in 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The table below sets forth information concerning options granted to certain executive officers during the last fiscal year.


                                                                                       Potential Realizable Value At
                                                                                    Assorted Annual Rates of Stock Price
                                             Individual Grants                          Appreciation for Option Term
                        ----------------------------------------------------------- -------------------------------------
                        Number of   % of Total
                        Securities   Options                Market Price
                        Underlying  Granted to               of Common
                         Options   Employees in Exercise or   Stock on   Expiration
Name                     Granted   Fiscal Year  Base Price   Grant Date     Date        0%           5%          10%
----                    ---------- ------------ ----------- ------------ ---------- -----------  ----------- ------------
Gary Winnick...........       --        --            --          --          --            --           --           --
 Chairman
Robert Annunziata...... 4,000,000     11.16%      $19.813     $24.812     2/22/09   $19,996,000  $82,412,534 $178,171,752
 Former Chief Executive   500,000      1.40%       24.812      24.812     2/22/09           --     7,802,067   19,771,969
 Officer                3,000,000      8.37%       45.000      45.000     12/3/09           --    84,900,775  215,155,232
Jack M. Scanlon........       --        --            --          --          --            --           --           --
 Vice Chairman, Asia
  Global Crossing
Thomas J. Casey........   300,000      0.84%       61.375      61.375     5/16/09           --    11,579,522   29,344,783
 Vice Chairman            300,000      0.84%       25.000      25.000     9/24/09           --     4,716,710   11,953,068
                        1,000,000      2.79%       45.000      45.000     12/3/09           --    28,300,258   71,718,411
John A. Scarpati....... 1,000,000      2.79%      $53.000     $45.000     12/3/09   $(8,000,000) $20,300,258 $ 63,718,411
 Chief Administrative
  Officer
William B. Carter......       --        --            --          --          --            --           --           --
 President, Global
  Crossing Development
  Co.; Chief Executive
  Officer, Global
  Marine Systems

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

  The table below sets forth information concerning exercises of stock options by certain executive officers during the last fiscal year and the fiscal year-end value of such executive officers' unexercised options.

                                                       Number of Securities
                                                      Underlying Unexercised     Value of Unexercised
                                                              Options           In-The-Money Options(2)
                                                     ------------------------- -------------------------
                         Shares Acquired    Value
          Name             On Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- ----------- ----------- ------------- ----------- -------------
Gary Winnick............         --              --   1,200,000      600,000   $58,998,000 $ 29,499,000
 Chairman
Robert Annunziata.......      81,576     $ 2,243,340  1,500,000    6,000,000    42,781,000  105,561,000
 Former Chief Executive
  Officer
Jack M. Scanlon.........     345,680      12,525,410  1,334,560    1,800,000    65,613,642   88,497,000
 Vice Chairman, Asia
  Global Crossing
Thomas J. Casey.........         --              --   1,006,666    1,926,666    33,699,968   42,799,968
 Vice Chairman
John A. Scarpati........         --              --     333,334      666,666           --           --
 Chief Administrative
  Officer
William B. Carter.......     174,144     $ 4,860,345  1,706,096    1,000,000   $83,880,210 $ 49,165,000
 President, Global
  Crossing Development
  Co., Chief Executive
  Office Global Marine

--------
(1) Amounts indicated are based upon the difference between the exercise price and the closing market price on the exercise date.
(2) Amounts indicated are based upon the difference between the exercise price and the closing market price per share of the common stock of $50.00 on December 31, 1999.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Global Crossing Board of Directors consists of Messrs. McDonald, Kent and McCorkindale, none of whom had any relationships with Global Crossing requiring disclosure under Securities and Exchange Commission rules. However, prior to November 4, 1999, the Compensation Committee consisted of Lodwrick M. Cook, Michael R. Steed and Jay R. Levine (an employee of an affiliate of Canadian Imperial Bank of Commerce), who were involved in certain transactions described under Proposal No. 1 above beneath the caption "Certain Relationships and Related Transactions."

                       CERTAIN COMPENSATION ARRANGEMENTS

  The 1998 Global Crossing Ltd. Stock Incentive Plan (the "1998 Plan") provides that, unless otherwise provided in the specific award agreement, upon a "change in control," certain awards granted under the 1998 Plan may, in the sole discretion of the Compensation Committee, be deemed to vest immediately. The award agreements generally provide for accelerated vesting upon a change in control. A "change in control" is defined under the 1998 Plan in general as the occurrence of any of the following: (1) any person or entity, other than certain of our affiliates, becomes the "beneficial owner," as defined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of securities of Global Crossing representing 30% or more of the combined voting power of our then outstanding securities; (2) during any period of 24 months, individuals who at the beginning of such period constituted the Board of Directors and any new director (other than any directors who meet certain exceptions specified in the 1998 Plan) whose election was approved in advance by a vote of at least two-thirds of the directors then still in office cease for any reason to constitute at least a majority of the board; (3) our shareholders approve any transaction pursuant to which Global Crossing is merged or consolidated with any other company, other than a merger or consolidation which would result in our shareholders immediately prior thereto continuing to own more than 65% of the combined voting power of the voting securities of the surviving entity outstanding after such transaction; or (4) our shareholders approve a plan of complete liquidation of Global Crossing or an agreement for the sale or disposition by Global Crossing of all or substantially all of our assets, other than the liquidation of Global Crossing into a wholly owned subsidiary.

  In January 2000, the Board of Directors authorized Global Crossing to enter into change in control agreements with our executive officers and certain of our other key executives. These agreements provide for certain benefits upon actual or constructive termination of employment in the event of a "Change in Control" (as defined below). With respect to any of the executive officers named in the Summary Compensation Table above, if, within 24 months of the month in which a Change in Control occurs, his employment is terminated by us (other than for cause or by reason of death or disability), or he terminates employment for "good reason" (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), he shall be entitled to receive (i) a lump sum payment equal to three times the sum of his annual base salary plus guideline bonus opportunity (reduced by any cash severance benefit otherwise paid to the executive under any applicable severance plan or other severance arrangement), (ii) a prorated annual target bonus for the year in which the Change in Control occurs, (iii) continuation of his life and health insurance coverages for three years and (iv) payment of any excise taxes due in respect of the foregoing benefits and of any other payments made to the executive as a result of the Change in Control. The term of each of these agreements will continue through December 31, 2001, after which it will be automatically extended for additional one-year terms subject to termination by either party on one year's prior notice. There is an automatic 24-month extension following any Change in Control. A Change in Control generally is deemed to occur if: (1) any person or entity, other than certain of our affiliates, becomes the "beneficial owner" of securities of Global Crossing representing 20% or more of the combined voting power of our then outstanding securities; (2) during any period of 24 months, individuals who at the beginning of such period constituted the Board of Directors and any new director (other than any directors who meet certain exceptions specified in the change in control agreement) whose election was approved in advance by a vote of at least two-thirds of the directors then still in office cease for any reason to constitute at least a majority of the board; (3) any transaction is consummated pursuant to which Global Crossing is merged or consolidated with any other company, other than a merger or consolidation which would result in our shareholders immediately prior thereto continuing to own more than 65% of the combined voting power of the voting securities of the surviving entity outstanding after such transaction; or (4) Global Crossing is completely liquidated or we sell or dispose of all or substantially all of our assets, other than the liquidation of Global Crossing into a wholly owned subsidiary.

  In December 1999, we entered into an employment agreement with Leo J. Hindery, Jr. providing for Mr. Hindery's employment as Chairman and Chief Executive Officer of our GlobalCenter subsidiary for an initial term of three years. The employment agreement provided for a base annual salary of not less than $500,000 and a guaranteed bonus of not less than $500,000. Mr. Hindery also received stock options to purchase 500,000 shares of Global Crossing common stock at an exercise price of $45 per share. These stock options vest 34% on Mr. Hindery's first date of employment and the balance in 22% increments on each of the first, second and third anniversaries of such date. Pursuant to the employment agreement, Mr. Hindery is also entitled to receive stock options covering 5.5% of the common stock of our GlobalCenter subsidiary or of a tracking stock designed to reflect the performance of the GlobalCenter business. Such GlobalCenter stock options will have an aggregate exercise price of $110 million and will vest 34% immediately and the balance in 22% increments on each of the first, second and third anniversaries of Mr. Hindery's employment start date. In March 2000, Mr. Hindery's compensation arrangements were changed to reflect his new responsibilities as CEO of Global Crossing Ltd. At that time, Mr. Hindery's annual base salary was increased to $995,000 and he received an additional 2,000,000 Global Crossing Ltd. stock options at an exercise price of $54.375 per share, such options to vest ratably over three years. Upon a "change in control" or upon the actual or constructive discharge of Mr. Hindery without "cause" (as defined in Mr. Hindery's agreement), all of his options will immediately vest in full, and Mr. Hindery will be entitled to receive a lump sum payment equal to the sum of his annual base salary and bonus through the end of the term of the agreement.

  In February 1999, we entered into an employment agreement with Robert Annunziata providing for Mr. Annunziata's employment as Chief Executive Officer of Global Crossing for an initial term of three years. The employment agreement provided for a base annual salary of not less than $500,000 and a target annual bonus of not less than $500,000. In addition, Mr. Annunziata was provided a $10 million signing bonus, subject to partial repayment in certain circumstances, as well as a $5 million fully recourse loan facility to be used to purchase shares of Global Crossing common stock to the extent Mr. Annunziata used a like amount of his own funds for such purpose. Mr. Annunziata did not elect to make use of this loan facility. Mr. Annunziata also received stock options to purchase 4,000,000 (after giving effect to the March 9, 1999 stock split) shares of Global Crossing common stock at a split-adjusted exercise price of $19.81 per share. These stock options were to vest in 25% increments starting on February 19, 1999 and on February 22 of each of the first three years of Mr. Annunziata's employment. Under the employment agreement, Mr. Annunziata was given the right, for a period of six months following the initial term of the agreement, to require the Company to purchase from him any shares of the Company's common stock held by him as a result of the exercise of the 4,000,000 stock options at a purchase price equal to $49.625 per share. Pursuant to the employment agreement, Mr. Annunziata also received stock options to purchase an aggregate of 500,000 (post-split) shares of Global Crossing common stock, at a split-adjusted exercise price of $24.81 per share, all of which became vested on Mr. Annunziata's first day of employment. Upon Mr. Annunziata's resignation as CEO on March 2, 2000, all of Mr. Annunziata's then unvested stock options granted under the agreement became immediately vested and Mr. Annunziata became entitled to receive a lump sum payment equal to two times his then annual base salary and bonus.

  Global Crossing entered into an employment agreement, dated as of April 1, 1998, with Jack Scanlon, providing for Mr. Scanlon's employment as Global Crossing's Chief Executive Officer for an initial term of two years. The employment agreement provided for a base annual salary of not less than $600,000 and a guaranteed bonus of not less than $400,000. In addition, Mr. Scanlon was issued options to purchase a total of 3,600,000 (after adjusting for subsequent stock splits) shares of Global Crossing common stock at a split-adjusted exercise price of $0.835 per share. These options vest in 25% increments on Mr. Scanlon's first day of employment and on each of the first three anniversaries of that date. Upon a "change in control" of Global Crossing, as defined in the 1998 Plan, all of these options will immediately vest, and Mr. Scanlon will be entitled to terminate the agreement and receive a lump sum payment equal to two times his then annual base salary and bonus. Mr. Scanlon will also be entitled to such lump sum payment if he is actually or constructively discharged without "cause" (as defined in the agreement). Mr. Scanlon voluntarily resigned as Chief Executive Officer of Global Crossing in February 1999 to become Vice Chairman of Global Crossing. His employment agreement was extended for one additional year at that time but otherwise was left substantially unchanged.

  In September 1998, Thomas Casey was hired by Pacific Capital Group as its President. At such time, it was agreed among Pacific Capital Group, Global Crossing and Mr. Casey that, in addition to Mr. Casey's role as President of Pacific Capital Group, Mr. Casey would also serve as Managing Director of Global Crossing. In connection with such employment, Mr. Casey received economic rights to 2,000,000 shares of Global Crossing common stock at an effective price of $2.00 per share. Such rights vest in 33% increments on the first day of Mr. Casey's employment and on each of the first and second anniversaries of the first day of Mr. Casey's employment. In connection with Mr. Casey's dual employment, Global Crossing and Pacific Capital Group established an arrangement whereby each entity would be responsible for a portion of Mr. Casey's salary and long-term compensation based upon the relative amount of time spent by Mr. Casey on matters pertaining to such entity. Initially, 80% of Mr. Casey's salary and long-term compensation was allocated to Global Crossing and 20% of such amounts was allocated to Pacific Capital Group, subject to adjustment and re-allocation on an annual basis. On March 18, 1999, in recognition of the time spent by Mr. Casey on Global Crossing matters to such date and his expected ongoing responsibilities with Global Crossing, the Global Crossing Board of Directors elected to assume Mr. Casey's employment agreement, including the full amount of Mr. Casey's salary and long-term compensation, with Mr. Casey serving fulltime in his role with Global Crossing as Managing Director and Vice Chairman of the Board of Directors.

  In December 1999, Global Crossing entered into an employment agreement with John A. Scarpati providing for Mr. Scarpati's employment as Chief Administrative Officer of Global Crossing for an initial term of three years. The employment agreement provides for a base salary of not less than $500,000 and a target annual bonus of 100% of his base annual salary. In addition, Mr. Scarpati was provided a $2 million signing bonus, subject to partial repayment in certain circumstances, as well as the right to an $8 million payment in the event he remains employed by Global Crossing for three years or is actually or constructively discharged without "cause" (as defined in the agreement). In connection with his employment, Mr. Scarpati received stock options to purchase 1,000,000 shares of Global Crossing common stock at an exercise price of $53 per share. These stock options vest in 25% increments on the date Mr. Scarpati commenced employment with the Company and on each of the first three anniversaries thereof. Upon a "change in control" (as defined in the 1998 Plan) or upon the actual or constructive discharge of Mr. Scarpati without "cause" (as defined in the agreement), these options will immediately vest in full, and Mr. Scarpati will be entitled to terminate the agreement and receive a lump sum payment equal to the sum of his then annual base salary and bonus.

                       COMPENSATION OF OUTSIDE DIRECTORS

  Each director who is not an employee of Global Crossing receives cash compensation of $2,500 for each meeting of the Board of Directors attended and $1,500 for each attended meeting of a committee of the board of which he or she is a member. In addition, each non-employee chairman of a board committee also receives an annual retainer of $5,000. During 1999, each non-employee director commencing service on the board received options to purchase 120,000 shares of Global Crossing common stock at an exercise price equal to the fair market value of Global Crossing common stock on the date of grant. Each such option has a term of 10 years, became exercisable immediately with respect to the first 30,000 shares, and will become exercisable with respect to the remaining 90,000 shares in two equal installments on each of the first and second anniversaries of the date of grant, in each case so long as such director continues to be a director of Global Crossing on such date.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

  All proposals of shareholders who wish to bring business before Global Crossing's 2001 Annual General Meeting of shareholders must be received by us at our principal executive offices at Wessex House, 45 Reid Street, Hamilton HM12 Bermuda, not later than January 8, 2001, for inclusion in our proxy statement and form of proxy relating to such annual meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

  Under the Companies Act, any shareholders who represent not less than 5% of the total voting power of shareholders having the right to vote at the meeting or who are 100 or more in number may requisition any resolution which may properly be moved at an annual shareholders' meeting. A shareholder wishing to move a resolution at an annual meeting is generally required to give us notice of the resolution at our registered office at least six weeks before the meeting. Any such proposal must also comply with the other provisions contained in our bye-laws relating to shareholder proposals.

  Pursuant to the Company's bye-laws, for a shareholder to nominate a director for election at the 2001 Annual General Meeting of Shareholders, a notice executed by that shareholder (not being the person to be proposed) must be received by the Secretary of the Company not later than January 8, 2001 stating the intention of that shareholder to propose such person for appointment and setting forth as to each person whom the shareholder proposes to nominate for election (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares of the Company which are beneficially owned by such person, (iv) particulars which would, if such person were so appointed, be required to be included in the Company's register of directors and officers and (v) all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under
Section 14 of the Securities Exchange Act of 1934, as amended, together with notice executed by such person of his or her willingness to serve as a director if so elected.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." You may also visit Global Crossing at http://www.globalcrossing.net.

May 8, 2000

                                                                         ANNEX A

                           1998 GLOBAL CROSSING LTD.
                              STOCK INCENTIVE PLAN

                     Amended and Restated as of May 1, 2000

1. Purpose of the Plan

  The purpose of the Plan is to aid the Company and its Subsidiaries in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. Definitions

  The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

    (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

    (b) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

    (c) Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

    (d) Board: The Board of Directors of the Company.

    (e) Change in Control: The occurrence of any of the following events:

      (i) any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of the Effective Date, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, (a) in excess of the interest in the Company held by the shareholders of the Company as of the Effective Date (or their heirs or distributors by will or the laws of descent and distribution) and (b) representing 30% or more of the combined voting power of the Company's then-outstanding securities;

      (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i),
    (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

      (iii) the shareholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

      (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly-owned subsidiary.

    (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

    (g) Committee: The Compensation Committee of the Board.

    (h) Company: Global Crossing Ltd.

    (i) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

    (j) Effective Date: July 1, 1998.

    (k) Fair Market Value: on a given date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing bid price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

    (l) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

    (m) LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

    (n) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

    (o) Option: A stock option granted pursuant to Section 6 of the Plan.

    (p) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

    (q) Participant: An individual who is selected by the Committee to participate in the Plan; provided that such individual must be a common law employee of the Company or any of its Subsidiaries, a member of the Board, or a consultant who performs bona fide services for the Company or any of its Subsidiaries.

    (r) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

    (s) Person: A "person", as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

    (t) Plan: The 1998 Global Crossing Ltd. Stock Incentive Plan.

    (u) Shares:  Common Shares of the Company, par value $0.01 per Share.

    (v) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

    (w) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Shares Subject to the Plan

  The total number of Shares that may be issued under the Plan is 111,000,000. The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 5,000,000. The maximum number of Shares for which Other Stock-Based Awards may be granted over the life of the Plan shall be five percent (5%) of the total number of Shares that may be issued under the Plan. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. Administration

  The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5. Limitations

  No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options

  Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

    (a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

    (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

    (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses
  (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option price for the shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan. If and to the extent permitted by the Committee, a Participant may elect to defer receipt of the Shares in respect of which an Option is exercised pursuant to any deferred compensation plan of the Company which contemplates such deferral.

    (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of
  Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

    (e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7. Terms and Conditions of Stock Appreciation Rights

  (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same

Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this
Section 7 (or such additional limitations as may be included in an Award agreement).

  (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

  (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

  (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8. Other Stock-Based Awards

  (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

  (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with
Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be (x) with respect to Performance-Based Awards that are granted in shares, 1,500,000 shares and (y) with respect to Performance-Based Awards that are not granted in shares, $20,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of
Section 162(m) of the Code, elect to defer payment of a Performance-Based
Award.

9. Adjustments Upon Certain Events

  Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

    (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transactions similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or
  (iii) any other affected terms of such Awards.

    (b) Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10. No Right to Employment or Awards

  The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the

Company's or Subsidiary's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11. Successors and Assigns

  The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12. Nontransferability of Awards

  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13. Amendments or Termination

  The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

14. International Participants

  With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

15. Choice of Law

  The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

16. Effectiveness of the Plan

  The Plan shall be effective as of the Effective Date. The Plan, as amended and restated on June 18, 1999, became effective as of such later date after having been approved by shareholders at the 1999 Annual General Meeting. The Plan, as amended and restated as of December 7, 1999, shall be effective as of such later date, subject to the approval of the shareholders of the Company with respect to those amendments requiring shareholder approval under Section
13. The Plan, as amended and restated as of May 1, 2000, shall be effective as of such later date, subject to the approval of the shareholders of the Company with respect to those amendments requiring shareholder approval under Section 13.

                                                                         ANNEX B
                                GLOBAL CROSSING

                  SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

  1. Purpose. The purpose of the Global Crossing Senior Executive Incentive Compensation Plan (the "Plan") is to advance the interests of Global Crossing Ltd. (the "Company") and its shareholders by providing incentives in the form of periodic bonus awards ("Awards") to certain senior executive employees of the Company and its subsidiaries, thereby motivating such executives to attain corporate performance goals articulated under the Plan.

  2. Administration. (a) The Plan shall be administered by the Compensation Committee of the Company's Board of Directors ("Board"), or such other persons as the Compensation Committee may designate (the "Committee"). The Committee may delegate any of its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two "outside directors," as defined under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code").

  (b) The Committee shall have the exclusive authority to select the senior executives to be granted Awards under the Plan, to determine the size and terms of the Awards (subject to the limitations imposed on Awards in Section 4 below), to modify the terms of any Award that has been granted (except for any modification that wold increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods, and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

  3. Participation. Awards may be granted to senior executives of the Company and its subsidiaries who are "covered employees," as defined in Section 162(m) of the Code, or who the Committee anticipates may become covered employees. An executive to whom an Award is granted shall be a "Participant."

  4. Awards Under the Plan. (a) A Participant's Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period which is established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of that performance period or, if less, the number of days which is equal to twenty five percent (25%) of that performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (A) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (B) net income; (C) operating income; (D) earnings per share of common shares of the Company; (E) book value per share of common shares of the Company; (F) return on shareholders' equity; (G) expense management; (H) return on investment; (I) improvements in capital structure; (J) profitability of an identifiable business unit or product; (K) maintenance or improvement of profit margins; (L) stock price; (M) market share; (N) revenues or sales; (O) costs; (P) cash flow; (Q) working capital; and (R) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance may be calculated without regard to extraordinary items. The maximum amount of an Award to any one Participant with respect to a fiscal year of the Company shall be $6 million.

  (b) The Committee shall determine whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Award. No Awards will be paid for that performance period until such certification is made by the Committee. The amount of the Award actually paid to any affected Participant (or, if such Participant is deceased, the Participant's estate) may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Award determined by the Committee for a performance period shall be paid to the Participant within seventy-five (75) days after the end of that performance period or as otherwise determined by the Committee; provided, however, that a Participant may, if and to the extent permitted by the Committee, elect to defer payment of an Award. Awards shall be payable in cash; provided, however, if and to the extent so determined by the Board, Participants may elect to receive payment of all or a designated portion of the Award for such performance period in common shares of the Company.

  (c) Notwithstanding any other provision of the Plan, in the event a Participant should separate from service with the Company or a subsidiary for any reason (other than termination by the Company for "cause," as defined by the Committee), the Committee may, in its absolute discretion, authorize the payment of all or a portion of such Participant's Award in respect of the performance period during which the separation from service occurred.

  (d) The provisions of this Section 4 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure deductibility by the Company and/or its subsidiaries of the payment of Awards.

  5. Amendment and Termination of the Plan. (a) The Board may, at any time or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

  (b) No amendment, suspension or termination of the Plan shall, without the Participant's consent, impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan.

  (c) The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments, rules or regulations, if any, to or under the Code or any other applicable laws.

  6. Miscellaneous Provisions. (a) Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its subsidiaries.

  (b) No Award shall be considered as compensation under any employee benefit plan of the Company or any subsidiary, except as otherwise may be provided in such employee benefit plan. No reference in the Plan to any other plan or program maintained by the Company shall be deemed to give any Participant or other person a right to benefits under such other plan or program.

  (c) Except as otherwise may be required by law or approved by the Committee, a Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, sale, transfer, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed by the Participant to the Company or any of its subsidiaries.

  (d) The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

  (e) The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder, other than payments to be made by any of the subsidiaries, which shall be made by such subsidiary, as appropriate. Nothing herein is intended to restrict the Company from charging a subsidiary that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to the payment hereunder shall be no greater than the rights of the Company's (or subsidiary's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

  (f) The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

  (g) The Plan shall be effective as of January 1, 2000. However, if the Plan is not approved by the affirmative vote of holders of a majority of the shares of the Company present, or represented by proxy, and entitled to vote at the Annual Meeting of Shareholders of the Company to be held in 2000, or at any adjournment date thereof, the Plan and all Awards thereunder shall thereupon terminate.

[LOGO] Global Crossing(TM)
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398








GLC40A                             DETACH HERE

[X] Please mark
    votes as in
    this example.

The Board of Directors recommends a vote FOR proposals 1 through 4.

1.  Election of Directors.

    Nominees:  (01) Norman Brownstein, (02) Thomas J. Casey, (03) William E.
               Conway, Jr., (04) Leo J. Hindery, Jr. and (05) James F. McDonald

           FOR      [_]                  [_]   WITHHELD
           ALL                                 FROM ALL
         NOMINEES                              NOMINEES


[_] ______________________________________
    For all nominees except as noted above

2.  Proposal to appoint Arthur Andersen            FOR       AGAINST     ABSTAIN
    as independent auditors of Global              [_]         [_]         [_]
    Crossing Ltd. for 2000 and approve
    the authority of the board of
    directors of Global Crossing Ltd. to
    determine their remuneration.

3.  Proposal to amend the 1998 Global              FOR       AGAINST     ABSTAIN
    Crossing Ltd. Stock Incentive Plan.            [_]         [_]         [_]

4.  Proposal to approve the Global                 FOR       AGAINST     ABSTAIN
    Crossing Senior Executive Incentive            [_]         [_]         [_]
    Compensation Plan.



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                              [_]


Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.


Signature:_________________ Date:________ Signature:______________ Date:________

                                     PROXY

                             GLOBAL CROSSING LTD.

               Proxy for Annual General Meeting of Shareholders

                                 June 15, 2000

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary Winnick and Lodwrick M. Cook, and each of them, with power of substitution, as proxies at the annual meeting of shareholders of GLOBAL CROSSING LTD. to be held on June 15, 2000, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present.

This proxy will be voted as directed with respect to the proposals referred to in Items 1 through 4 on the reverse side, but in the absence of such direction this proxy will be voted FOR the election of all nominees for director listed on the reverse side, and FOR the proposals referred to in Items 2 through 4.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


----------------                                                ----------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
     SIDE                                                            SIDE
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